           As filed with the Securities and Exchange Commission on
                                August 19, 1999
                          Registration No. 333-78285

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                                       ON
                                   FORM S-3*
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                     NSTAR

                   -----------------------------------------
             (Exact name of Registrant as specified in its charter)
       MASSACHUSETTS                                  04-3466300
       -------------                                  ----------
State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)

              800 Boylston Street, Boston, Massachusetts    02199
             (Address of principal executive offices)   (Zip Code)
       Registrant's telephone number, including area code (617) 424-2000

                   -----------------------------------------
          NSTAR Dividend Reinvestment and Common Shares Purchase Plan
                   -----------------------------------------
                            (Full title of the Plan)

                             Douglas S. Horan, Esq.
                                     NSTAR
                              800 Boylston Street
                          Boston, Massachusetts 02199
                                 (617) 424-2000
                       ---------------------------------
           (Name, address and telephone number of agent for service)
                           ------------------------

                  Please send copies of all communications to:

                              David A. Fine, Esq.
                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110

        Approximate date of commencement of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

*  See Explanatory Note following this cover page.

                                Explanatory Note
                                ----------------

  NSTAR (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-78285), effective May 14, 1999 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 ("Registration Statement") relating to the 500,000 Common Shares issuable in connection with its Dividend Reinvestment and Common Shares Purchase Plan (the "Plan").

  Pursuant to an Agreement and Plan of Merger, dated as of December 5, 1998, as amended and restated as of May 4, 1999 (the "Merger Agreement"), BEC Energy and Commonwealth Energy System ("COM/Energy") will become wholly-owned subsidiaries of the Registrant. Also pursuant to the Merger Agreement, BEC Energy and the Registrant have taken such or will take actions as are necessary so that BEC Energy Common Shares are no longer issuable under the Plan. Instead, the Registrant's Common Shares will be issuable under the Plan in such amounts and at such prices as adjusted pursuant to the Plan and the Merger Agreement.

  This Registration Statement relates only to the Registrant's 500,000 Common Shares registered on the Form S-4 that will not be issued in the Merger and that are issuable with respect to the Plan.

PROSPECTUS

                                     NSTAR

             DIVIDEND REINVESTMENT AND COMMON SHARES PURCHASE PLAN

  The Dividend Reinvestment and Common Shares Purchase Plan (the "Plan") of NSTAR (the "Company") provides participants in the Plan with a convenient and economical way of investing cash dividends and cash payments in additional shares of the Company's Common Shares without payment of any brokerage commission or service charge. Eligible participants include:

  -  current holders of the Company's Common Shares;

  -  holders of any Preferred Shares;

  -  current residential retail electric or gas customers of the Company; and

  -  employees of the Company.

  Holders of the Company's Common Shares who elect to participate may have cash dividends on all or some of their shares automatically invested in Common Shares at current market prices. Residential retail electric or gas customers may enroll in the Plan by making an initial investment of at least $500, which will be applied to the initial purchase of Common Shares. An employee of the Company who is not already a shareholder of the Company may enroll in the Plan by making an initial investment of at least $50.

  In addition, participants in the Plan may invest monthly optional cash payments of at least $50 per month and no more than $60,000 per calendar year, including any initial investment, in Common Shares at current market prices. Participants in the Plan may make automatic monthly investments for a specified amount (not less than $50 per month) through an Automated Clearing House ("ACH") withdrawal from their savings or checking account for purchases of shares. Employees have the additional option of utilizing payroll deductions to make the initial and subsequent optional cash investments. Cash dividends on Common Shares purchased under the Plan will be reinvested to purchase additional Common Shares.

  The price of Common and Preferred Shares purchased from the Company for participants in the Plan with reinvested dividends on their Common Shares and purchases through optional cash payments, including payroll deductions, will be 100% of the average of the daily averages of the high and low sale prices for such shares as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange (NYSE) - Composite Transactions for the last five trading days immediately preceding the date the investment is made.

  The purchase price for shares purchased on the open market will be equal to the average price for all shares so purchased by the Agent for the applicable investment date.

  NSTAR shares trade on the NYSE under the ticker symbol "NST."

  This Prospectus relates to 500,000 authorized and unissued Common Shares of the Company. It is suggested that this Prospectus be retained for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is accurate or complete.
             Anyone who tells you otherwise is committting a crime.

                 The date of this Prospectus is August__, 1999

                             AVAILABLE INFORMATION

  NSTAR (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other reports and information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials can also be obtained through the Commission's EDGAR database, which is available through its Internet site, at http://www.sec.gov, and at prescribed rates from the Public Reference
                           -
Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Information as of particular dates concerning trustees and officers of the Company, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Certain securities of the Company are listed on the New York and Boston Stock Exchanges, where reports, proxy statements and other information concerning the Company can also be inspected.

  The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 Act (Central Index Key No. 0001085871), are incorporated into this Prospectus by reference:

  - The Joint Proxy Statement/Prospectus covering 65,000,000 Common Shares of the Company, as filed with the Commission as part of the Form S-4 on May 12, 1999.

  - Description of Common Shares included in the Registration Statement on Form S-4 filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

  - All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering of Common Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The consolidated financial statements of BEC Energy included in BEC Energy's Annual Report on Form 10-K/A for the year ended December 31, 1998, which is incorporated by reference to the Joint Proxy Statement/Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in its report which is also included in the Annual Report. These consolidated financial statements are incorporated by reference in this Registration Statement in reliance upon the report given and upon the authority of PricewaterhouseCoopers as experts in accounting and auditing.

  The consolidated financial statements of Commonwealth Energy System ("COM/Energy") included in COM/Energy's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in the prospectus included in the Joint Proxy Statement/Prospectus, have been audited by Arthur

Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless specifically incorporated by reference in such documents. Requests for such copies should be directed to Investor Relations, NSTAR, 800 Boylston Street, Boston, MA 02199, telephone: (617) 424-2000.

                                  THE COMPANY

  The Company is a holding company which owns BEC Energy and Commonwealth Energy System ("COM/Energy") and is engaged, through its subsidiaries, in the distribution of electric energy and gas as well as in non-utility businesses, such as telecommunications. The Company is an energy delivery company that services approximately 1,040,000 electric customers in 81 communities in eastern Massachusetts and approximately approximately 240,000 gas customers in 51 communities in eastern Massachusetts. NSTAR's electricity and gas utility subsidiaries consist of Boston Edison Company, Harbor Electric Company, Commonwealth Electric Company, Cambridge Electric Light Company, Canal Electric Company, Medical Area Total Energy Plant, Inc., and Commonwealth Gas Company.

  The Company was organized in 1999 as a business trust under the laws of The Commonwealth of Massachusetts. Its principal executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is
(617) 424-2000.

                            DESCRIPTION OF THE PLAN

  The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Common Shares Purchase Plan (the "Plan").

PURPOSE

1. What is the purpose of the Plan?

  The purpose of the Plan is to provide participants with a convenient and economical way of investing cash dividends in Common Shares of the Company as well as optional cash payments in shares of Common Shares without payment of any brokerage commission or service charge.

FEATURES AND BENEFITS

2. What are the features of the Plan?

  Participants in the Plan may:

  - reinvest all or part of their Common or Preferred dividends, conveniently and economically

  - purchase additional Common Shares with cash, as often as monthly ($50 minimum-$60,000 annual maximum)

  - use electronic funds transfer from their bank account for automatic monthly purchase of shares

  -  sell shares with a simple phone call

  -  deposit share certificates in safekeeping (for shares enrolled in the Plan)

  - pay no brokerage commissions on share purchases (participants are responsible for paying the applicable tax on such commissions or service charges paid by the Plan)

  - receive a regular statement of account with a complete record or each transaction

     Full investment of funds is possible under the Plan because the Plan permits fractional shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to participants' accounts.

ADMINISTRATION

3. Who administers the Plan for participants?

  BankBoston, N.A. (the "Agent") administers the Plan for participants, maintains records, sends statements of account to participants following the completion of any activity affecting the balance of an account and performs other duties relating to the Plan. Correspondence to the Agent should be sent to BankBoston, N.A., c/o EquiServe, L.P., Shareholder Services Division, P.O. Box 8040, Boston, MA 02266-8040. The Agent may be contacted by calling 1-800-338-8446 or for the Telecommunication Device for the Deaf (TDD) by calling 1-800-952-9245.

PARTICIPATION

4. Who is eligible to participate in the Plan?

Shareholders:

  All holders of record of Common or Preferred Shares are eligible to participate in the Plan. All purchases under the Plan will only be made in Common Shares. Beneficial owners of any of the Company's shares whose shares are registered in names other than their own (e.g., a broker or bank nominee) must arrange participation with the record holder. To facilitate this, the Company has instructed the Agent to make arrangements with major depositories to provide for brokers and bank nominees to participate on a dividend-by-dividend basis on behalf of beneficial owners. If for any reason a beneficial owner is unable to arrange participation with his broker or bank nominee, he must become a record holder by having the shares registered in his own name.

Customers and Employees (Non-Shareholders):

  Residential retail electric or gas customers of record of the Company and employees of the Company, who are not already shareholders of the Company, may participate in the Plan without first becoming shareholders of the Company. See Question 8 for information concerning enrollment in the Plan by customers and Question 13 for information concerning payroll deductions by participating employees. Once a customer or an employee joins the Plan, their participation in the Plan is no different from that of any shareholder in the Plan.

PARTICIPATION BY SHAREHOLDERS

5. How does a shareholder enroll in the Plan?

   A shareholder may enroll in the Plan at any time by calling the Agent at 1-800-338-8446 or completing the Authorization Form and returning it to the Agent. Those shareholders who do not wish to participate in the Plan will continue to receive dividends, as declared.

6. What does the shareholder Authorization Form provide?

  The shareholder Authorization Form allows each shareholder to decide the extent to which such shareholder wants to participate in the Plan. By checking the appropriate box on the Authorization Form, shareholders may indicate whether they want to:

  - reinvest dividends paid on all or some of the Common or Preferred Shares registered in his name that are not already held in the Plan and participate in the Plan by making optional cash payments; or

  -  participate in the Plan only by making optional cash payments.

See Question 18 regarding reinvestment of dividends on shares held in the Plan.

7. Can a shareholder place shares held in certificate form in Safekeeping?

   Any shareholder who holds Common Shares in certificate form may transfer those shares into the Plan in book entry form (i.e., place those shares in "Safekeeping" as described below), but only by joining the Plan and with the understanding that dividends on those shares will be reinvested like any other shares held in the Plan. If a shareholder is not already a member of the Plan, he will be required to complete an Authorization Form prior to transferring his certificates. Safekeeping is not available, however, for shares of Preferred or Preference Stock.

   The certificates of Common Shares submitted for Safekeeping will be added to the participant's account balance and will appear in subsequent statements. Certificates should be sent to BankBoston, N.A., c/o EquiServe, L.P., Shareholder Services Division, P.O. Box 8040, Boston, MA 02266-8040 by registered or certified mail with a letter of instruction notifying the Agent of a desire to transfer shares into Safekeeping. Certificates need not be endorsed for deposit purposes.

PARTICIPATION BY CUSTOMERS AND EMPLOYEES

8. How does a customer of record enroll in the Plan?

   A residential retail electric and/or gas delivery customer of record of the Company may enroll in the Plan at any time by completing a customer Enrollment Form. To request an Enrollment Form, please contact the Agent at 1-800-338-8446 or the Company's Investor Relations Department at 800 Boylston Street, Boston, MA 02199 or by phone (617) 424-2000. The Company will mail a Prospectus and an Enrollment Form to the customer, but only at a Massachusetts address. The customer of record would then complete the Enrollment Form, certifying the accuracy of information, and return it with a check for an initial investment amount of at least $500. Checks must be in U.S. dollars, drawn on a U.S. bank. Checks should be made payable to BankBoston, N.A. and returned with the Enrollment Form to BankBoston, N.A., c/o EquiServe, L.P., Shareholder Services Division, P.O. Box 8040, Boston, MA 02266-8040 in the return envelope provided. Initial investments that are not accompanied by a completed Enrollment Form will be returned to the individual.

  As a customer, you must meet the following four conditions to be eligible to participate in the Plan:

  - You must be the customer of record. In other words, your name must appear on the electric and/or gas billing account of one of NSTAR's electric or gas utility subsidiaries. No other family member or persons residing at this address will be allowed to participate; however, other persons may be included in joint ownership with a customer of record.

  -  You must be a residential electric or gas customer.

  -  You must be at least 18 years of age.

  -  Have a mailing address within the Commonwealth of Massachusetts.

  Upon receiving the Enrollment Form and establishing an account, the Plan Agent will make the initial investment on the first business day of the month in Boston, Massachusetts (an "Investment Date") provided such initial investment is received at least 2 business days prior to an Investment Date. If initial investments are received later than 2 business days prior to an Investment Date, those funds will be held until the next monthly Investment Date.

9. How does an employee enroll in the Plan?

   Employees may enroll in the Plan by means of the payroll deduction option as described in Question 13. Employees who are also residential retail customers of record may enroll as customers as described above, instead of enrolling through payroll deduction.

OPTIONAL CASH PAYMENTS

10. Who is eligible to make optional cash payments?

   All participants are eligible to make optional cash payments. Employees who have enrolled in the Plan may also make optional cash payments through payroll deductions as described in Question 13. There is no requirement to make a monthly investment.

   Optional cash payments may be invested by the use of the cash payment form attached to the statement sent to participants by the Agent. Optional cash payments should be made in the form of checks or money orders in U.S. funds, drawn on a U.S. bank. Checks should be made payable to BankBoston, N.A. and should be sent to BankBoston, N.A, c/o EquiServe, L.P., Shareholder Services Division, P.O. Box 9041, Boston, MA 02205-9835. Payments to any other address do not constitute valid delivery.

   Under no circumstances should optional cash payments by customers be included in the payment of monthly electric and/or gas bills or sent to the Company.

   An optional cash payment may be made by a shareholder participant when enrolling by enclosing a check with the completed Authorization Form. Checks should be made payable to BankBoston, N.A., and returned along with the Authorization Form to the address above.

   Participants in the Plan may make automatic monthly investments of a specified amount (not less than $50 per month) through an Automated Clearing House ("ACH") withdrawal from their savings or checking account. Once automatic monthly deductions are initiated, funds will be drawn from their designated bank account on the 25th of each month and will be invested in Common Shares on the next investment date. Enrollment forms for the Automatic Monthly Investment Program may be obtained by calling the Agent at 1-800-338-8446.

   Participants can change or stop the automatic payments by completing and returning a new form to the Agent.

   If a shareholder participant chooses to participate by optional cash payments only, the Agent will pay cash dividends on any shares held in certificate form in the usual manner and will apply any optional cash payment received from the participant prior to the Investment Date to the purchase of additional Common Shares for the participant's account. However, dividends payable on Common Shares credited to the account of the participant under the Plan, including shares held in Safekeeping, will be automatically reinvested in additional Common Shares.

11. What are the limitations on making optional cash payments?

   The option to make cash payments is available to each participant at any time. With the exception of the initial investment by customers joining the Plan, optional cash payments by a participant cannot be less than $50 per month and cannot exceed a total of $60,000 per calendar year. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment each month. For customers joining the Plan, there is an initial cash investment required of at least $500 as described in Question 8.

12. When will optional cash payments received by the Agent be invested?

  Optional cash payments will be invested monthly on the first business day of the month in Boston, Massachusetts, provided the optional cash payment is received at least two business days prior to an Investment Date. If optional cash payments are received later than two business days prior to an Investment Date, those funds will be held until the next monthly Investment Date. See Question 15 for transactions involving open market purchases. Under no circumstances will interest be paid by the Company or the Agent on optional cash payments. Any funds held by the Agent will be returned upon the participant's written request which must be received at least two business days before an Investment Date. Any optional cash payments received of less than $50 per month (or less than $500 for an initial customer investment) or in excess of $60,000 per calendar year will be returned to the participant. The Company will not waive the maximum investment a participant may contribute under the Plan per calendar year.

  In the event that any deposit of money (by check, money order or ACH debit transaction) is returned to the Agent unpaid for any reason, the Agent will consider the request for investment of such money null and void and shall immediately remove from the participant's account any shares or fraction thereof which may have been credited to that account. The Agent shall be entitled to sell these shares to satisfy any amount of such money uncollected. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such moneys which are uncollected, the participant shall be liable for any such deficiency and the Agent shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance. In addition, a $25.00 fee will be charged for any such deposit returned unpaid.

PAYROLL DEDUCTIONS FOR EMPLOYEES

13. How do employees of the Company elect to participate through payroll deductions?

  Employees can enroll in the Plan and make optional cash payments through payroll deductions by completing the Payroll Deduction Authorization Form (available from the Company Payroll Department), which authorizes the Company to deduct any amount specified by the employee, but at least $50 per month and no more than $60,000 per calendar year, from the employee's regular paycheck. In order to comply with this monthly minimum requirement, weekly paid employees must specify a weekly deductible amount of at least $12.50. The Agent will invest the accumulated payroll deductions in Common Shares monthly on each optional cash Investment Date. If the employee has made optional cash payments which in addition to the payroll deductions during such calendar year exceed $60,000, the Agent will return to the employee the excess received over $60,000.

  In order to commence payroll deductions, the Payroll Deduction Authorization Form must be received by the Company's Payroll Department two weeks before the payday on which the employee will expect to see the deductions begin. An employee for whom payroll deductions have already been started may change the amount of the employee's deductions by submitting a new Payroll Deduction Authorization Form, or other appropriate form which may be obtained from the Company, two weeks before the payday on which the employee wishes to have the amount changed. No interest will be paid by the Company or the Agent on payroll deductions.

DIVIDEND REINVESTMENT

14. When will dividends be invested?

  Cash dividends on Common Shares are generally payable on the first day of February, May, August and November. The Investment Date for these dividends will be on the payment date or, if that date is not a business day in Boston, Massachusetts, on the next following business day. See Question 15 for Investment Date for open market purchases.

  If the Authorization Form signed by the shareholder entitled to a dividend is received by the Agent on or before the record date for a particular dividend (usually the 10th day of the month prior to the payment date), that dividend will be used to purchase additional Common Shares for the shareholder on the current dividend payment date. If the Authorization Form is received by the Agent after the record date for a particular dividend, then the reinvestment of dividends will not begin until the next following applicable dividend payment date. For example, in order to invest the quarterly Common Shares dividend payable November 1 with a record date of October 10, a shareholder's Authorization Form must be received by the Agent no later than October 10. If the Authorization Form is received after October 10 the dividend payable on November 1 will be paid in cash, and the shareholder's participation in the Plan will begin with the next dividend payment date (February 1). See Questions 12 and 13 for information concerning the investment of optional cash payments and payroll deductions.

PURCHASES

15. What is the source of shares purchased under the Plan?

    Common Shares of the Company will be obtained through purchases of newly-issued shares from the Company or through open market purchases of shares. If, however, the average of the daily averages of the high and low sale prices for Company Common Shares as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange - Composite Transactions for the last five trading days immediately preceding a purchase date is less than $15, the Company must direct the Agent to make purchases on the open market. The Company may change its determination that Common Shares will be purchased directly from the Company or on the open market no more than once every three months and only if the Company's Board of Trustees or Chief Financial Officer determines such change is necessary.

    When the Agent purchases shares in the open market, purchases may begin in advance of the dividend payment date.

16. How many Common Shares will be purchased for participants?

    The number of shares to be purchased depends on the amount of the participant's dividend, including dividends on shares credited to the participant's account under the Plan, the amount of any optional cash payments or payroll deductions and the purchase price of Common Shares on the applicable Investment Date. Each participant's account will be credited with that number of shares, including fractions, equal to the total amount to be invested divided by the applicable purchase price. In the event of open market purchases, shares will not be allocated to participants' accounts until the date on which the Agent has settled purchases of sufficient shares for all participants.

17. What will be the price of Common Shares purchased under the Plan?

    In the event shares are purchased by the Agent on the open market, the purchase price to participants will be equal to the average price for all shares so purchased on the open market. Any brokerage commissions on open market purchases will be paid by the Company at no cost to participants. However, any brokerage commissions paid by the Company on a Participant's behalf are treated as distributions subject to income tax in the same manner as dividends.

    In the event that shares are purchased from the Company, the purchase price will be 100% of the average of the daily averages of the high and low sale prices for such Common Shares as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange - Composite Transactions for the last five trading days immediately preceding the applicable Investment Date.

18. May I have dividends on shares held in the Plan sent directly to me?

    No. The purpose of the Plan is to provide the participant with a convenient method of purchasing Common Shares and having the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional Common Shares. Participants in the Plan do not pay a brokerage fee or service charge in connection with any purchase of shares for their account under the Plan. A participant may, of course, receive certificates for full shares accumulated in the participant's account under the Plan at any time by sending a written request to BankBoston, N.A., c/o EquiServe, L.P., Shareholder Services Division, P. O. Box 8040, Boston, MA 02266-8040. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. As an alternative, participants may request a certificate be issued to them in the same registration by calling EquiServe, L.P. at 1-800-338-8446. When certificates are issued to the participant, future dividends on these shares will be treated in accordance with the instructions indicated on the participant's Authorization Form. Participants who joined the Plan initially as customers or as employees through payroll deductions will need to complete a new Authorization Form to change their enrollment if they wish to receive cash dividends on the newly issued certificate shares.

COSTS

19. Are there any expenses to participants in connection with purchases under the Plan?

    No. There are no service charges related to purchases and all costs of administration of the Plan are paid by the Company. There are costs associated with sales from the Plan, however, as described under Question 26.

REPORTS TO PARTICIPANTS

20. How will participants be advised of their purchase of shares?

    As soon as practicable after each purchase a participant will receive a statement of account. These statements are a participant's continuing record of purchases made through the Plan and should be retained for tax purposes. In addition, each participant will receive copies of the same communications sent to every other shareholder, including the quarterly reports, annual report, notice of shareholders' meeting and proxy statement, and income tax information for reporting dividends paid.

    Participants should be aware that it is important to retain all statements received because, generally, a fee is incurred when requesting the Agent to supply past history.

DIVIDENDS

21. Will participants be credited with dividends on shares held in their accounts under the Plan?

    Yes. The Company pays dividends, as declared, to the record holders of all its Common Shares, whether the shares are held in accounts under the Plan or not. As the record holder for participants, the Agent will receive dividends for all shares credited to participants' accounts on the record date. It will credit such dividends to participants on the basis of full and fractional shares held in their accounts, and will reinvest such dividends in additional shares.

CERTIFICATES FOR SHARES

22. Will certificates be issued for Common Shares purchased through the Plan?

    Normally, certificates for Common Shares purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This additional service protects against loss, theft or destruction of certificates.

   Certificates for any number of shares up to the number of full shares credited to an account under the Plan will be issued upon written request of a participant who wishes to remain in the Plan. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This request should be mailed to BankBoston, N.A., c/o EquiServe, L.P., Shareholder Services Division, P.O. Box 8040, Boston, MA 02266-8040. As an alternative, participants may request a certificate be issued to them by calling EquiServe, L.P. at 1-800-338-8446.

   Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

  Certificates for fractional shares will not be issued under any circumstances.

23. In whose name will an account be maintained and certificates registered when issued?

    An account for a participant will be maintained by the Agent in the participant's name as shown on the Company's records at the time the participant enters the Plan. When issued, certificates for full shares will be registered in the account name.

    Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the certificate or stock power assignment bears the signature of the participant and the signature is guaranteed by a financial institution that is a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

24. How does a participant change his method of participation?

    A participant may change his method of participation at any time by calling the Agent, or by completing an Authorization Form and returning it to the Agent, or by submitting a written request to BankBoston, N.A., c/o EquiServe, L.P., Shareholder Services, P.O. Box 8040, Boston, MA 02266-8040. The Authorization Form must be received by the Agent on or before the record date of a dividend in order for the change to be effective for such dividend.

25. May a participant withdraw from the Plan?

    Yes. The Plan is entirely voluntary and a participant may withdraw at any time.

     If the request to withdraw is received by the Agent on or before the record date for any particular dividend, the amount of the dividend and any optional cash payment, including payroll deductions, which would otherwise have been invested on such Investment Date will be paid as soon as practicable to the withdrawing participant. Thereafter all dividends will be paid in cash to the shareholder. A shareholder or eligible employee may elect to re-enroll in the Plan at any time by submitting to the Agent a completed Authorization Form.

26. How does a participant withdraw from the Plan?

    In order to withdraw from the Plan, a participant must notify the Agent in writing of a withdrawal request. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This notice should be addressed to BankBoston, N.A., c/o EquiServe, L.P., P.O. Box 8040, Boston, MA 02266-8040 When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates will be issued for whole shares credited to the participant's account under the Plan and a cash payment will be made for any fraction of a share.

    Upon withdrawal from the Plan, the participant may request in writing that all of the shares, both whole and fractional, credited to the participant's account in the Plan be sold. If a participant requests that shares be sold, the sale will be made by the Agent in the market within five trading days after receipt of the request. The participant will receive the proceeds of the sale less any brokerage commission, transfer tax and a small transaction fee. The transaction fee will be equal to 5% of the total sales value with a $1 minimum and $15 maximum charge.

  Participants should be aware that prices of Common Shares may fall during the period between a request for sale, its receipt by the Agent, and the ultimate sale in the open market within five business days after receipt. This risk should be evaluated by the participant and is a risk to be borne solely by the participant. No redemption check will be mailed to the participant prior to settlement of funds from the brokerage firm which usually is three business days after the sale of shares. The participant's interest in any fractional share held at termination will be paid in cash at the then current market value of the Common Shares when the transaction is processed.

Participants should maintain their statement of account as their record for income tax purposes. Information regarding the redemption of shares will be furnished to the Internal Revenue Service.

27. How does an employee participating through payroll deductions withdraw from the Plan?

    In addition to the withdrawal request sent to the Agent, a participating employee who has elected payroll deductions must notify the Company's Payroll Department in writing to discontinue the payroll deductions sufficiently in advance of the employee's next paycheck to allow processing (normally at least two weeks). If the notice is so received by the Company, no further payroll deductions will be made and the accumulated amount withheld during the period after the last investment date and before the withdrawal request is processed (even if less than the $50 monthly minimum amount) will be invested on the next month's Investment Date, unless prior to such Investment Date the employee notifies the Company's Payroll Department in writing that such employee wants to receive all withheld amounts in cash.

    If an employee has withdrawn from the Plan with the Agent prior to discontinuing their payroll deduction, the accumulated amount withheld will be paid to the employee in cash.

28. What happens to a fraction of a share when a participant withdraws from the Plan?

    When a participant withdraws from the Plan a cash payment representing any fraction of a share will be mailed directly to the participant. The cash payment will be based on the then current market price of the Common Shares when the transaction is processed.

29. May an employee terminate participation through payroll deductions and still remain in the Plan?

    Yes. An employee who terminates payroll deductions may leave shares in the Plan. Dividends paid on shares left in the Plan will continue to be automatically reinvested in the account. The participant may also continue to make optional cash payments.

30. May a participant who has withdrawn from the Plan rejoin?

    Generally, a shareholder, customer or employee that has withdrawn may again become a participant at any time. However, the Company reserves the right to reject any former participant on the grounds of excessive withdrawals.

OTHER INFORMATION

31. What happens when a participant sells or transfers all of the certificate shares registered in the participant's name?

    If a participant disposes of all shares registered in the participant's name in certificate form, the Agent will continue to reinvest the dividends on the shares credited to the account under the Plan. As long as there are shares credited to a participant's account, that participant will remain a participant in the Plan until the participant notifies the Agent of a desire to terminate their participation. However, if a participant has only a fractional share credited to the participant's account under the Plan on the record date for any cash dividend on the Common Shares, the Company reserves the right not to reinvest any additional dividends on such fractional share. If the Company exercises this right, the participant will receive a cash adjustment representing such fraction of a share plus the amount of the cash dividend on such fraction. The cash payment for the fractional share will be based on the then current market price of the Common Shares when the transaction is processed.

32. What happens if the Company declares a share split?

    Any split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Split shares distributed on shares held by participants outside the Plan will be mailed to such participants in the same manner as to shareholders who are not participating in the Plan.

33. How will a participant's shares held under the Plan be voted at meetings of shareholders?

    If shares registered in the name of a participant in the Plan are voted by the participant on any matter submitted to a meeting of shareholders, the Agent will vote any shares held in the participant's account under the Plan in accordance with the participant's proxy for the shares registered in the participant's name. If the participant desires to vote in person at the meeting, a proxy for shares credited to the participant's account under the Plan may be obtained upon written request received by the Agent at least 15 days before the meeting.

    If no instructions are received on a returned proxy card, properly signed, or other permitted method for voting with respect to any item to be acted upon at the meeting, all of a participant's shares (those registered in the participant's name, if any, and those credited to the participant's account under the Plan) will be voted in accordance with the recommendations of the Company's management with respect to that item. If a participant does not vote his shares by returning a properly signed proxy card or properly completing an alternative permitted method for voting , none of the participant's shares will be voted unless the participant votes in person.

34. What are the federal income tax consequences of participation in the Plan?

    a.  Reinvested Dividends

    Reinvested dividends will be subject to federal income tax as follows. A participant will realize, on the Investment Date, a taxable dividend in an amount equal to the number of shares purchased times:

--in the case of shares purchased on the open market, the average price for all shares so purchased on the open market on a given Investment Date, including the amount of any commissions paid by the Company on such shares; and

-- in the case of shares purchased from the Company, the average of the daily high and low sale prices of the shares reported as New York Stock Exchange - Composite Transactions for the Investment Date.

    The tax basis of shares purchased with reinvested dividends is the amount taxed as a dividend upon the receipt of such shares (which includes the amount of any commissions paid by the Company in the case of shares purchased on the open market).

    In the case of a shareholder who is subject to backup withholding tax on dividends under the Plan, or a foreign shareholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in Common Shares.

    b.  Optional Cash Payments

    Participants who purchase shares with optional cash payments realize no taxable income at the time of the purchase, except that any commissions paid by the Company on the purchase of such shares will be taxed as a dividend. An employee of the Company who participates in the payroll deduction aspect of the Plan will have the same federal income tax obligations with respect to the payroll deductions as he would have had if the money were not deducted from his paycheck. A participating employee will be treated for federal income tax purposes as having received the full amount of his salary for that pay day even though he actually received that amount less the payroll deductions.

    The tax basis of shares purchased with optional cash payments is the amount paid for the shares, including amounts paid for brokerage commissions.

    c.  General

    A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the applicable Investment Date.

    A participant will not realize any taxable income solely as a result of receiving a certificate for whole shares credited to the participant's account, either upon request for the certificates for certain of those shares or upon withdrawal from or termination of the Plan.

  A participant will recognize gain or loss when shares are sold, whether such sale is pursuant to a request upon the participant's withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. A participant will also recognize a gain or loss upon receipt of a cash payment for a fraction of a share. In either event, the amount of the gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

  All participants are urged to consult their own tax advisors to determine the particular federal, state, and/or local tax consequences that may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

35. May the Plan be changed or discontinued?

  While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to participants.

36. What is the liability of the Company and the Agent under the Plan?

  The Company and the Agent administering the Plan will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

  The participant should recognize that neither the Company nor the Agent can assure a profit or protect against a loss on the shares purchased under the Plan.

37. Who interprets and regulates the Plan?

  The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

                                USE OF PROCEEDS

  To the extent shares are purchased in the open market, the Company will not receive any of the proceeds. If shares are issued directly by the Company, although the Company does not know whether all of the 500,000 Common Shares covered by this Prospectus will be sold or the exact prices at which they will be sold, the minimum aggregate proceeds if all such shares are sold will be $7,500,000 before deducting expenses of the offering. The proceeds of any sales will be used for capital expenditures for extensions, additions, and improvements to the Company's electric energy and gas distribution networks, for the payment of debt balances of the Company and for other general corporate purposes.

                             DESCRIPTION OF SHARES

Authorized Capital

  The shares of the Company consist of (1) Common Shares, par value $1 per share, of which 100,000,000 shares have been authorized; and (2) 10,000,000 preferred shares, each with a par value of $1.00. Following completion of the merger of BEC Energy and COM/Energy into the Company, the Company expects to have approximately 61,500,000 Common Shares issued and outstanding, and no preferred shares issued and outstanding. The NSTAR Board of Trustees may issue the authorized Common Shares and/or preferred shares at any time without obtaining further consent of the shareholders or any approvals from the Massachusetts Department of Telecommunications and Energy. The Company may issue its shares for money, services or property, or as a distribution to shareholders. Further, it may issue its shares upon terms determined by the Company's Board of Trustees in its absolute discretion.

Common Shares

  Subject to the powers, preferences, and rights of any preferred shares or series thereof that may issue, having any preference or priority over, or rights superior to, the Common Shares and except as otherwise provided by law, the holders of the Common Shares will have the exclusive right to vote for the election of Trustees and on all other matters submitted to the shareholders for action. Each Company Common Share will entitle its holder to one vote. Holders of Company Common Shares will not have cumulative voting rights in the election of Trustees. Dividends on Common Shares may be declared and paid as the Board of Trustees may determine. Holders of the Common Shares have no conversion or preemptive rights and are not liable to further call or assessment.

Preferred Shares

  The Company may issue preferred shares in one or more series. The Board of Trustees will determine which, if any, designations, preferences, voting rights and other special rights will attach to the preferred shares. The Company may issue preferred shares with various rights that could be used to deter takeover attempts if the Board of Trustees decides that it would be advisable to do so. The Company may also issue other equity and debt securities in the future.

Massachusetts Anti-Takeover Laws and Various Provisions of NSTAR's Organizational Documents

  The Company's Declaration of Trust and Bylaws contain provisions which may serve to deter takeovers. Its Declaration of Trust establishes a classified board of trustees and requires a supermajority vote of the disinterested shareholders to approve various business transactions with shareholders who own more than 5% of the company.

Interested Shareholder Statute

  The Company is also governed by a state interested shareholder statute, Chapter 110F of the Massachusetts General Laws. Chapter 110F prohibits the Company from entering into a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder. An interested shareholder includes an person who, together with his or her affiliates or associates, collectively acquires 5% or more of the Company's outstanding voting shares. A business combination includes a merger, a sale of shares or assets, and various other transactions in which an interested shareholder receives a financial benefit. Chapter 110F does not apply if:

  - the interested shareholder obtains the approval of the Company's Board of Trustees before acquiring 5% or more of the Company's outstanding voting shares; or

  - the interested shareholder acquires 90% of the Company's non-affiliate held voting shares at the time he or she first acquires more than 5% of the voting shares; or

  - both the Company's Board of Trustees and non-interested shareholders holding two-thirds of the company's voting shares approve the transaction.

Chapter 110F allows Massachusetts companies to elect not to be governed by its provisions. This election, however, would not be effective for 12 months and would not apply to transactions with any person who became an interested shareholder before the election. The Company has not made this election and is therefore subject to the provisions of Chapter 110F.

Control Share Acquisition Statute

  The NSTAR bylaws include a provision excluding the Company from the applicability of Chapter 110D of the Massachusetts General Laws. Chapter 110D regulates the acquisition of control shares. A control share acquisition is the acquisition of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20% of an entity's stock. Under Chapter 110D, shares acquired in this type of transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person and officers and employee-trustees of the Company are not permitted to vote on whether these voting rights should be granted. The Company's Board of Trustees may amend the Company's bylaws at any time to subject the Company to this control share acquisition statute on a going-forward basis.

                                 LEGAL OPINIONS

  The validity of the Common Shares is being passed upon for the Company by Ropes & Gray, One International Place, Boston, Massachusetts, counsel for the Company. Thomas G. Dignan, Jr., a partner of Ropes & Gray, is a trustee of the Company.

                                    EXPERTS

     The consolidated financial statements of BEC Energy included in BEC Energy's Annual Report on Form 10-K/A for the year ended December 31, 1998 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in its report which is also included in the Annual Report. These consolidated financial statements have been incorporated by reference in this Prospectus in reliance upon the report and upon the authority of PricewaterhouseCoopers LLP as experts in accounting and auditing.

  The consolidated financial statements and schedules of COM/Energy incorporated by reference in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to the financial statements, and are included in this Prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving such reports.

  With respect to the unaudited interim consolidated financial information of BEC Energy for the periods ended March 31, 1999 and 1998, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in BEC Energy's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the Act), for their reports on the unaudited interim consolidated financial information because such reports are not "reports" or a "part" of the Registration Statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

  With respect to the unaudited interim consolidated financial information of COM/Energy for the periods ended March 31, 1999 and 1998, incorporated by reference in this Prospectus, Arthur Andersen LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included COM/Energy's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Arthur Andersen LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the Act), for their reports on the unaudited interim consolidated financial information because such reports are not "reports" or a "part" of the Registration Statement prepared or certified by Arthur Andersen LLP within the meaning of Sections 7 and 11 of the Act.

  Ropes & Gray has reviewed the statements as to matters of law and legal conclusions under the caption "Description of Shares" herein. Such statements are included on the authority of such firm.

  You should rely only on the information contained or incorporated by reference in this Prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

  The Common Shares offered by this Prospectus are not being offered in any jurisdiction where the offer is not permitted.

  You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.


                                                     DIVIDEND REINVESTMENT AND

   TABLE OF CONTENTS
                                                     COMMON SHARES PURCHASE PLAN
Available Information                           2
Incorporation of Certain Documents
 by Reference                                   2
The Company                                     3
Description of the Plan                         3
 Purpose                                        3
 Features and Benefits                          3
 Administration                                 4            PROSPECTUS
 Participation                                  4
 Participation by Shareholders                  4
 Participation by Customers and Employees       5
 Optional Cash Payments                         6
 Payroll Deductions for Employees               7
 Dividend Reinvestment                          7
 Purchases                                      8
 Costs                                          9
 Reports to Participants                        9
 Dividends                                      9
 Certificates for Shares                        9
 Changing Method of Participation
  and Withdrawal                               10
 Other Information                             11
Use of Proceeds                                13
Description of Shares                          13
Legal Opinions                                 15
Experts                                        15

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses payable by NSTAR in connection with the sale of common shares being registered. All amounts are estimates except the SEC registration fee.

      SEC Registration fee              $   N/A
      Legal fees and expenses             5,000
      Accounting fees and expenses        1,000
      Printing Fees                       1,000
      Transfer Agent Fees                   N/A
      Miscellaneous                       1,000

      Total                              $8,000

Item 15.  Indemnification of Trustees and Officers.

  NSTAR's Declaration of Trust (the "Declaration of Trust") provides that, to the extent legally permissible, each of NSTAR's Trustees and officers shall be indemnified by NSTAR's trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the Trustees then in office, or (ii) by a majority of the disinterested Trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested Trustee or officer.

  In discharging his or her duties, a Trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the Declaration of Trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the Declaration of Trust shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in this provision, the terms "Trustee" and "officer" include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

  Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the Declaration of Trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights to indemnification to which NSTAR personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

Item 16.  Exhibits.

Exhibit Number    Description of Exhibit

4.1 NSTAR Declaration of Trust, dated April 20, 1999 (incorporated by reference to Annex D to the Proxy Statement/Prospectus in
                  Part I of Registration Statement on Form S-4 of NSTAR (No. 333-78285)).

4.2 By-laws of NSTAR, dated April 20, 1999 (incorporated by reference to Annex E to the Proxy Statement/Prospectus in Part I of Registration Statement on Form S-4 of NSTAR (No. 333-78285)).

5.1               Opinion of Ropes & Gray.

15.1 PricewaterhouseCoopers LLP's Letter Re Unaudited Interim Financial Information.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Arthur Andersen LLP.

23.3              Consent of Ropes & Gray (included in Opinion filed as Exhibit
                  5.1).

24                Power of Attorney.



Item 17.   Undertakings.

  (a) The Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(l)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 18th of August 1999.

                  NSTAR

              BY:     /s/ Thomas J. May
                      ---------------------------------
              TITLE: Chairman of the Board, Chief Executive Officer, Treasurer and Trustee

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 Registration Statement has been signed below by the following persons in the capacities stated below on the 18th of August 1999.


/s/ Thomas J. May         Chairman of the Board,
-----------------         Chief Executive Officer,
THOMAS J. MAY             Treasurer, and Trustee



/s/ Russell D. Wright     President, Chief Operating Officer,
---------------------     Clerk, and Trustee
RUSSELL D. WRIGHT